As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MARCUS CORPORATION (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1139844 (I.R.S. Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900

Milwaukee, Wisconsin 53202

(414) 905-1000

(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

Thomas F. Kissinger

Senior Executive Vice President, General Counsel and Secretary

100 East Wisconsin Avenue, Suite 1900

Milwaukee, Wisconsin 53202

(414) 905-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Steven R. Barth

Spencer T. Moats
Garrett F. Bishop

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)(3)		Amount of registration fee(2)
Primary Offering:
Debt Securities
Common Stock, $1.00 par value
Preferred Stock, $1.00 par value
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total Primary Offering			$150,000,000	(4)	$13,905	(4)
Secondary Offering:
Common Stock, $1.00 par value	5,000,000	$17.77	$88,850,000	(5)	$8,236.40	(5)
Total			$238,850,000		$0.00	(6)

(1)	Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $150,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. In addition, up to 5,000,000 shares of the registrant’s common stock may be sold pursuant to this registration statement by the selling shareholders described herein. This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)	Pursuant to General Instruction II.D of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but, other than with respect to the secondary offering, does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(3)	If applicable, includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities or that are issued in units.

(4)	The proposed maximum aggregate offering price for the primary offering has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) and General Instruction II. D. of Form S-3.

(5)	Pursuant to Rule 457(c), the proposed maximum aggregate offering price and registration fee for the secondary offering are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on October 1, 2021.

(6)	Pursuant to Rule 457(p), the registrant has offset $22,141.40, which is the total dollar amount of the filing fee associated with the $150,000,000 maximum aggregate offering price of unsold securities and 5,000,000 unsold shares of the registrant’s common stock under the registrant’s Registration Statement on Form S-3 (Registration No. 333-227217) filed on September 7, 2018 ($30,025), against the amount of the registration fee for this registration statement ($22,141.40). Upon effectiveness of this registration statement, that prior Registration Statement No. 333-227217 is hereby replaced.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion Dated October 8, 2021

THE MARCUS CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

____________________

We may from time to time offer and sell up to $150,000,000 aggregate dollar amount of debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units. In addition, selling shareholders may from time to time sell up to 5,000,000 shares of our common stock. We will not receive any proceeds from the sale, if any, of common stock by selling shareholders. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold. We and/or selling shareholders may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents, as well as the specific terms of the plan of distribution, in one or more prospectus supplements.

Our common stock is traded on the New York Stock Exchange under the symbol “MCS.” On October 6, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $18.89.

You should read this prospectus, any supplement and any other offering material carefully before you invest.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is ____________, 2021.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires or as otherwise specifically stated, in this prospectus, “we,” “us,” “our” and “ours” refer to The Marcus Corporation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more primary offerings up to an aggregate dollar amount of $150,000,000. In addition to the primary offering of securities, selling shareholders may from time to time sell up to 5,000,000 shares of our common stock in one or more secondary offerings. This prospectus provides you with a general description of the securities that we and our selling shareholders may offer. Each time we or our selling shareholders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. Neither we nor the selling shareholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related government restrictions and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content temporarily ceased and release dates for motion pictures have been postponed), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects of adverse economic conditions, including but not limited to, those caused by the COVID-19 pandemic, on our ability to obtain financing on reasonable and acceptable terms, if at all; (6) the effects on our occupancy and room rates caused by the COVID-19 pandemic and the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets once hotels and resorts have more fully reopened; (7) the effects of competitive conditions in our markets; (8) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (9) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (10) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (11) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (12) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); and (13) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, including developments related to the COVID-19 pandemic, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Our forward-looking statements are based upon our assumptions, which are based upon currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that our theatre closures, hotel closures and restaurant closures are not expected to be permanent or to re-occur; the continued availability of our workforce; and the temporary and long-term effects of the COVID-19 pandemic on our business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. See “Risk Factors” in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

THE COMPANY

Founded in 1935, we are a lodging and entertainment company engaged primarily in two business segments: movie theatres and hotels and resorts. As of July 1, 2021, our theatre operations included 88 movie theatres with 1,091 screens throughout 17 States. We also operated a family entertainment center, Funset Boulevard, that is adjacent to one of our theatres in Appleton, Wisconsin and owned the Ronnie’s Plaza retail outlet in St. Louis, Missouri, an 84,000 square foot retail center featuring 21 shops and other businesses to which we leased retail space. We are currently the 4th largest theatre circuit in the United States. As of July 1, 2021, our hotels and resorts operations included eight wholly-owned or majority-owned and operated hotels and resorts in Wisconsin, Illinois, Nebraska and Oklahoma. We also managed 11 hotels, resorts and other properties for third parties in Wisconsin, California, Minnesota, Nevada, Nebraska, Illinois, Iowa and Texas. As of July 1, 2021, we owned or managed approximately 5,100 hotel and resort rooms.

Our headquarters are located at 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202, and our telephone number is (414) 905-1000.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including potentially expanding existing businesses, acquiring businesses, investing in other business opportunities, and repaying, repurchasing or redeeming existing debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

We will not receive any proceeds from the sale of shares of common stock by selling shareholders.

Securities to be Offered

We may offer debt securities, shares of common stock, shares of preferred stock, warrants, stock purchase contracts and stock purchase units from time to time in one or more primary offerings, and selling shareholders may offer common stock from time to time in one or more secondary offerings. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling shareholders will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” and the “company” refer to The Marcus Corporation, a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

●	the title of the offered debt securities;

●	any limit upon the aggregate principal amount of the offered debt securities which may be authenticated and delivered under the applicable indenture;

●	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

●	the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

●	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

●	the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

●	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

●	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

●	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

●	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or other method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

●	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

●	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

●	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

●	the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

●	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series for a period of 15 days preceding the date of a notice of redemption of debt securities of that series and ending at the close of business on the date of the notice of redemption. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or depositary shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock, preferred stock or depositary shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other entity, provided that:

●	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

●	the successor entity is an entity organized and existing under the laws of the United States or a state thereof; and

●	the successor entity expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor entity complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any affected series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

●	extend the fixed maturity of any debt security of that series;

●	reduce the rate or extend the time of payment of interest thereon;

●	reduce the principal amount thereof or any premium thereon;

●	make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

●	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

●	any supplemental indenture;

●	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

●	waive any past event of default under the applicable indenture and its consequences; and

●	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

●	to evidence the succession of another entity to us under the applicable indenture, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of us pursuant to the applicable indenture;

●	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

●	to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

●	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders;

●	to evidence and provide for the acceptance of appointment by another individual or entity as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

●	to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

●	to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

●	to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

●	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption:

●	lawful money;

●	direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such series are denominated and which are not callable or redeemable at the option of the issuer there), and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt, in an amount and with a maturity so that the proceeds therefrom will provide funds; or

●	a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the applicable indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in any prospectus supplement relating to such debt securities, except as to:

●	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

●	certain of the events of default described under “Events of Default” below; and

●	other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading “Covenant Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

●	the absence of an event of default at the date of deposit or on the 91st day thereafter;

●	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

●	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

Unless otherwise provided in any supplemental indenture, as to any series of debt securities, an event of default is defined in the applicable indenture as being:

●	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

●	failure to pay principal or premium, if any, with respect to the debt securities of that series when due, which failure continues for 5 days;

●	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due, which failure continues for 30 days;

●	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

●	specified events of bankruptcy, insolvency, receivership or reorganization; or

●	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Ranking

The senior debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other existing and future senior, unsecured and unsubordinated obligations. The senior debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

●	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

●	purchase money and similar obligations;

●	obligations under capital leases (without giving effect to any phase-in of the effectiveness of any changes in generally accepted accounting principles that have been adopted as of such date);

●	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

●	renewals, extensions and refunding of any senior indebtedness;

●	interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

●	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System, which we refer to as Euroclear, and Clearstream Banking, S.A., which we refer to as Clearstream (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

●	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended;

●	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

●	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

●	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

●	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

●	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

●	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

●	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

●	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

●	An event of default with respect to the debt securities has occurred and is continuing; or

●	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $1.00 par value per share, 33,000,000 shares of class B common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of September 30, 2021, there were 24,290,872 shares of common stock and 7,130,125 shares of class B common stock outstanding. We will disclose in an applicable prospectus supplement and/or other offering material the number of shares of our common stock and class B common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding. As of September 30, 2021, we had outstanding options to purchase a total of 2,547,097 shares of common stock at a weighted average exercise price of $24.89 per share. Of this total, options to purchase 1,123,101 were vested and 1,423,996 remain unvested. As of September 30, 2021, we had outstanding 358,244 shares of restricted common stock or restricted stock units subject to vesting conditions. As of September 30, 2021, an additional 1,843,039 shares of common stock were available for future award grants under our stock incentive plan.

Comparison of Common Stock and Class B Common Stock

The following table compares our common stock and class B common stock.

	Common Stock	Class B Common Stock
Voting rights per share	1	10
Cash dividend rights per share	110% of any cash dividend paid on class B common stock (subject to rounding)	In an amount as may be determined by board of directors
Transferability	Freely transferable*	May only be transferred to permitted transferees (as described below)*
Conversion rights	None	Share-for-share into common stock at the option of the holder**
Liquidation rights	Same as class B common stock	Pro rata sharing of assets remaining after payment of all liabilities and preferred stock claims (if any)
Preemptive rights	None	None
Redemption rights	None	None
Sinking fund rights	None	None

*       Subject to applicable federal and state securities law restrictions.

**       Automatically converts into common stock if total outstanding shares of class B common stock becomes less than 2% of the aggregate number of outstanding shares of common stock and class B common stock.

Holders of class B common stock are entitled to ten votes per share on all matters brought before a vote of our shareholders and holders of common stock are entitled to one vote per share on all such matters. Both classes vote as a single class on all such matters, unless otherwise required by law. Voting rights are not cumulative.

Holders of our common stock are entitled (subject to rounding) to 110% of any cash dividends per share declared by our board of directors to be payable with respect to our class B common stock (but not with respect to distributions in partial or complete liquidation of us or one or more of our subsidiaries). The declaration and payment of cash dividends is solely within the discretion of our board of directors. If cash dividends are not paid on the class B common stock for any reason whatsoever, then the holders of common stock are not entitled to any cash dividends. Holders of our preferred stock, if any, are entitled to receive dividends at the rate fixed by our board of directors, payable when and as declared, in preference to the holders of our common stock and class B common stock.

Holders of common stock have the same rights as holders of class B common stock with respect to stock dividends, stock splits and non-cash distributions, except that in the event of a stock dividend or stock split payable other than in preferred stock, only common stock can be distributed with respect to outstanding shares of common stock and only class B common stock can be distributed with respect to outstanding shares of class B common stock.

Shares of class B common stock are not transferable except to limited permitted transferees, including: (i) the beneficial owner of the class B common stock; (ii) the beneficial owner’s spouse; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the beneficial owner or of the beneficial owner’s spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing individuals; (v) the trustee of a trust (including a voting trust) principally for the benefit of the beneficial owner; and (vi) any corporation, partnership or other entity if a majority of the beneficial ownership of the corporation, partnership or other entity is held by the beneficial owner of the class B common stock and/or any of the foregoing individuals. If a holder of class B common stock wishes to sell or otherwise transfer class B common stock to a person other than a permitted transferee listed in clauses (i) through (vi) of the previous sentence, then the holder must first convert the class B common stock into common stock and then may proceed with the transfer. The conversion of class B common stock into common stock is an irrevocable act and, once taken, the shares of common stock cannot be reconverted into class B common stock. Our articles of incorporation impose no restrictions on the transferability of shares of common stock.

Holders of common stock have no conversion privileges. The shares of class B common stock are convertible at the option of the holder, at any time or from time to time, into shares of common stock on a share-for-share basis. Additionally, the outstanding shares of class B common stock will be automatically converted into common stock on a share-for-share basis if, at any time, the total outstanding shares of class B common stock fall below 2% of the aggregate outstanding shares of common stock and class B common stock. We are required to reserve and keep available for issuance enough authorized but unissued shares of common stock to satisfy the share issuance requirements upon conversion of all outstanding shares of class B common stock.

There are no restrictions (other than obtaining the requisite corporate approval) on additional issuances of shares of common stock by us up to the number of then available authorized shares. However, we may not issue any additional shares of class B common stock (other than pursuant to stock dividends and stock splits as described above) without the approval of a majority of the votes represented by the outstanding shares of common stock and class B common stock, voting together as a single class.

Holders of common stock and class B common stock are entitled to share equally on a pro rata basis (based on the number of shares held compared to the aggregate number of outstanding shares of common stock and class B common stock) in all payments or distributions made to such holders upon our liquidation, dissolution or winding up. Holders of preferred stock, if any, would be entitled to receive the payments and distributions specified by our board of directors prior to the issuance of the preferred stock (plus accrued but unpaid dividends in the case of preferred stock entitled to cumulative dividends) before any payment or distribution is made to holders of common stock and class B common stock upon our liquidation, dissolution or winding up.

Holders of common stock and class B common stock have no redemption privileges, preemptive rights or sinking fund rights.

The outstanding shares of common stock and class B common stock are fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

Preferred Stock

Our board of directors is authorized to issue our preferred stock in one or more series and to fix the relative powers, preferences and rights, and the qualifications, limitations and restrictions, of any series with respect to voting rights; the rate of dividend and other dividend terms; the price, terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of shares; and the terms and conditions on which shares may be converted.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

●	the series, the number of shares offered and the liquidation value of the preferred stock;

●	the price at which the preferred stock will be issued;

●	the rate of dividend on the preferred stock, if any, whether or not the dividend will be cumulative and, if cumulative, the date from which the dividend will be cumulative;

●	the price at and the terms and conditions on which shares of the preferred stock may be redeemed;

●	the amount payable upon shares of the preferred stock in the event of our voluntary or involuntary liquidation;

●	any applicable sinking fund provisions for the redemption or purchase of shares of the preferred stock;

●	the terms and conditions on which shares of the preferred stock may be converted into shares of our common stock, if the shares of any series of the preferred stock are issued with the privileges of conversion;

●	whether or not shares of the preferred stock will have voting powers and the terms and conditions upon which any voting powers may be exercised; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock or class B common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

●	restricting dividends on the common stock and class B common stock;

●	diluting the voting power of the common stock and class B common stock;

●	impairing the liquidation rights of the common stock and class B common stock; and

●	delaying or preventing a change in control of our company.

Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and Bylaws

Provisions of Wisconsin law have certain anti-takeover effects. Our articles of incorporation and bylaws also contain provisions that may have similar effects.

Wisconsin Anti-Takeover Statute

Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, or the WBCL, restrict a broad range of business combinations between a Wisconsin corporation and an “interested stockholder” for a period of three years unless specified conditions are met. The WBCL defines a “business combination” as including certain mergers or share exchanges, sales of assets, issuances of stock or rights to purchase stock and other related party transactions. An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. During the initial three-year period after a person becomes an interested stockholder in a Wisconsin corporation, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock by the interested stockholder prior to the acquisition date. Following this three-year period, the WBCL also prohibits a business combination with an interested stockholder unless:

●	the board of directors approved the acquisition of the stock prior to the acquisition date;

●	the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder;

●	the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or

●	the business combination is of a type specifically excluded from the coverage of the statute.

Sections 180.1130 to 180.1133 of the WBCL govern certain mergers or share exchanges between public Wisconsin corporations and significant shareholders, and sales of all or substantially all of the assets of public Wisconsin corporations to significant shareholders. These transactions must be approved by 80% of all shareholders and two-thirds of shareholders other than the significant shareholder, unless the shareholders receive a statutory “fair price.” Section 180.1130 of the WBCL generally defines a “significant shareholder” as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, or an affiliate of the corporation who beneficially owned 10% or more of the voting power of the then outstanding shares within the last two years.

Section 180.1150 of the WBCL provides that in particular circumstances the voting power of shares of a public Wisconsin corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power these excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of the restoration. This voting restriction does not apply to shares acquired directly from the corporation.

Section 180.1134 of the WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a Wisconsin corporation’s stock. Shareholder approval is required for the acquisition of more than 5% of the corporation’s stock at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.

In addition to the anti-takeover provisions described above, various provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have anti-takeover effects.

Disparate Voting Power and Limited Transferability of Class B Shares

Our class B common stock has ten votes per share, while our common stock has one vote per share. As of September 30, 2021, shares of class B common stock constituted about 25% of our aggregate shares of outstanding common stock and class B common stock and about 75% of our total outstanding voting power. As a result, our capital structure may deter a potential change in control because our voting power is concentrated in our class B common stock.

These shares of class B common stock cannot be transferred at any time except for transfers to limited permitted transferees, including:

●	the beneficial owner of the class B common stock or the beneficial owner’s spouse;

●	the parent and any lineal descendant (including any adopted child) of any parent of the beneficial owner or of the beneficial owner’s spouse;

●	any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing individuals;

●	the trustee of a trust (including a voting trust) principally for the benefit of the beneficial owner; and

●	any corporation, partnership or other entity if a majority of the beneficial ownership of the corporation, partnership or other entity is held by the beneficial owner of the class B common stock and/or any of the foregoing individuals.

Any attempted transfer of our class B shares in violation of our articles of incorporation will be void. These restrictions on transfer of our class B common stock have the effect of preventing potential acquirors from obtaining voting control in a transaction not approved by our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the common stock. As a result, these provisions may be a deterrent to a potential acquisition transaction.

No Cumulative Voting

The WBCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations; Procedures for Calling a Special Meeting

Our bylaws provide that shareholders seeking to nominate persons for election to our board of directors or to bring business before an annual meeting must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder’s notice must be received no later than the earlier of (i) 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting and (ii) the later of (A) the 70th day prior to the current year annual meeting and (B) the 10th day after the day on which the current year annual meeting is publicly announced. The bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Our bylaws also establish a procedure which shareholders seeking to call a special meeting of shareholders must follow. Our president must call a special meeting only if holders of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at that meeting submit a valid written demand to the corporate secretary. To be valid, a written demand must set forth, among other things, the specific purpose or purposes for which the special meeting is to be held and information about each shareholder demanding the meeting. In addition, shareholders demanding a special meeting must deliver a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy materials for the solicitation of proxies, in the event such shareholders are unsuccessful in their proxy solicitation. We may engage an independent inspector of elections to act as our agent for reviewing the validity of a shareholder demand for a special meeting.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We could use these additional shares for a variety of corporate purposes, including future public offerings (following this offering) to raise additional capital, corporate acquisitions and issuances under employee benefit plans. Additionally, we could issue a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. The board will make any determination to issue such shares based on its judgment as to the best interests of our company and our shareholders. The board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the common stock.

Amendments to Articles of Incorporation

The WBCL allows us to amend our articles of incorporation at any time to add or change a provision that is required or permitted to be included in the articles of incorporation or to delete a provision that is not required to be included in the articles of incorporation. The board can propose one or more amendments for submission to shareholders and may condition its submission of the proposed amendment on any basis if it provides certain notice and includes certain information regarding the proposed amendment in that notice.

Preemptive Rights

No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock.

Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

●	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

●	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	U.S. federal income tax consequences applicable to such warrants;

●	the number of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other information we think is important about the stock purchase contracts or the stock purchase units.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale of up to 5,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, consisting of:

●	shares issued in connection with or in relation to our original formation in 1935 and acquired by members of the Marcus family and their affiliates, successors and assigns generally through bequests, gifts and family transfers; and

●	shares acquired by other officers of the company through open market transactions, participation in an employee stock purchase plan, or upon exercise or vesting of stock option or restricted stock grants made pursuant to our stock plans.

Information about selling shareholders, if any, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this prospectus. Selling shareholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offering for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended.

Plan of Distribution

We and/or the selling shareholders may sell securities in any one or more of the following ways from time to time:  (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or the selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or the selling shareholders or by agents designated by us or the selling shareholders from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling shareholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us or the selling shareholders and the sale thereof may be made by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the selling shareholders at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling shareholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

Selling shareholders may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-12604). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. Our SEC filings are also available to the public at the SEC’s web site, www.sec.gov, or on our website, www.marcuscorp.com.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2020;

●	our proxy statement on Schedule 14A for the 2021 Annual Meeting of Shareholders, filed with the SEC on March 25, 2021 as supplemented by that certain supplement to definitive proxy statement filed with the SEC on April 7, 2021;

●	our quarterly reports on Form 10-Q for the quarterly periods ended April 1, 2021 and July 1, 2021;

●	our current report on Form 8-K filed May 11, 2021; and

●	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated November 18, 1993, and any amendment or report updating that description.

We will provide you with copies of these filings, and any exhibits specifically incorporated by reference in these filings, at no cost to you. We will provide you with copies of exhibits to these filings that are not specifically incorporated by reference in the filings upon advance payment of a fee of $0.25 per page, plus mailing expenses. You may request copies by writing to or telephoning us at our principal executive offices:

The Marcus Corporation

Attn: Secretary

100 East Wisconsin Avenue, Suite 1900

Milwaukee, Wisconsin 53202

(414) 905-1000

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from The Marcus Corporation’s Annual Report on Form 10-K and the effectiveness of The Marcus Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by the registrant in connection with the registration of the securities being registered. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee		$0.00
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total expenses	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VIII of the registrant’s Bylaws provides that, to the fullest extent permitted or required by the Wisconsin Business Corporation Law, the registrant shall indemnify all directors and officers of the registrant, and any person who is serving at the registrant’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or other entity, against all expense, liability and loss incurred or suffered in connection with such positions or services. Such indemnification continues to apply to former directors, officers, etc., and inures to the benefit of their heirs, executors and administrators.

In addition, the Wisconsin Business Corporation Law provides that the registrant shall indemnify a director or officer of the registrant against liability incurred by the director or officer acting in his or her capacity as a director or officer of the registrant, unless liability was incurred because the director or officer breached or failed to perform any duty owed to the registrant and that breach or failure to perform constituted (i) a willful failure to deal fairly with the registrant or its shareholders in a matter in which the director or officer has a material conflict of interest, (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful, (iii) a transaction from which the director or officer received an improper personal benefit, or (iv) willful misconduct.

Any repeal or modification of any of the foregoing provisions shall not adversely affect any right or protection of any director, officer, or other indemnitee existing at the time of such repeal or modification.

The registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the registrant’s former, current or future directors or officers.

The indemnification provided by the Wisconsin Business Corporation Law and the registrant’s Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 16.	EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

EXHIBIT INDEX
Exhibit Number	Document Description

1.1	Form of Equity Underwriting Agreement.[1]

1.2	Form of Debt Underwriting Agreement.[1]

3.1	Restated Articles of Incorporation of The Marcus Corporation (incorporated by reference to Exhibit 3.2 to The Marcus Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended November 13, 1997 [Commission File No. 1-12604]).

3.2	Bylaws of The Marcus Corporation, as amended (incorporated by reference to Exhibit 3.1 to The Marcus Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2020 [Commission File No. 1-12604]).

4.11	Description of Securities (incorporated by reference to Exhibit 4.5 to The Marcus Corporation’s Annual Report on Form 10-K for the fiscal year ended December 26, 2019 [Commission File No. 1-12604]).

4.3	Form of Senior Indenture.

4.4	Form of Senior Debt Securities.[1]

4.5	Form of Subordinated Indenture.

4.6	Form of Subordinated Debt Securities.[1]

4.7	Form of Warrant.[1]

4.8	Form of Warrant Agreement.[1]

4.9	Form of Stock Purchase Contract.[1]

5	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5).

24	Powers of Attorney (contained on the signature page hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.[2]

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1.[2]

[1]	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

[2]	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	UNDERTAKINGS

a.                   The undersigned registrant hereby undertakes:

(1)                to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)               to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

(3)                to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)                That, for the purpose of determining liability of a registrant under Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.                   The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.                   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.                   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 8th day of October, 2021.

THE MARCUS CORPORATION

By:	/s/ Gregory S. Marcus
Gregory S. Marcus
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on October 8, 2021 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Douglas A. Neis and Thomas F. Kissinger, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Name

/s/ Gregory S. Marcus	/s/ Timothy E. Hoeksema
Gregory S. Marcus	Timothy E. Hoeksema
President and Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Douglas A. Neis	/s/ Philip L. Milstein
Douglas A. Neis	Philip L. Milstein
Executive Vice President, Chief Financial Officer and Treasurer	Director
(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen H. Marcus	/s/ Bruce J. Olson
Stephen H. Marcus	Bruce J. Olson
Chairman and Director	Director

/s/ David M. Baum	/s/ Allan H. Selig
David M. Baum	Allan H. Selig
Director	Director

/s/ Katherine M. Gehl	/s/ Brian J. Stark
Katherine M. Gehl	Brian J. Stark
Director	Director

/s/ Diane Marcus Gershowitz
Diane Marcus Gershowitz
Director

S-1